Exhibit 10.27


                            VENDOR PROGRAM AGREEMENT

      THIS VENDOR PROGRAM AGREEMENT ("Agreement") is dated as of July 21, 2004 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), with an address at 500 West Monroe Street, Chicago, Illinois 60661, Fax number 312-463-2393, Attn.: Manager of Operations, GE Vendor Financial Services - DVF, and MOBIUS MANAGEMENT SYSTEMS, INC., a Delaware corporation ("Mobius"), with its principal place of business and address at 120 Old Post Road, Rye, NY 10580, Fax number (914) 921-1735, Attn.: Raymond Kunzmann, Chief Financial Officer; together with their respective successors and assigns.

      Mobius and GECC are entering into this Agreement with the principal objective of providing a customer financing capability via the assignment of Software License Payments (as defined in Section 1) from Mobius to GECC to support the licensing of certain software products manufactured or distributed by Mobius (the "Program").

      NOW THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby agree as follows:

1. DEFINITIONS.

      (a) "Account Documents" means such properly completed and duly executed documentation as GECC shall reasonably require in order to finalize a Transaction and to pay the Purchase Price to Mobius, including but not limited to the original License Agreement and Financing Addendum between Mobius and the Customer in substantially the same form as attached hereto as Exhibit "A," and an original Assignment Agreement between Mobius and GECC in substantially the same form as attached hereto as Exhibit "B" and incorporated herein. (b) "Agreement" means this Vendor Program Agreement and any riders, addenda, and written amendments hereto. (c) "Application" means information regarding a prospective Customer and any other information required by GECC to evaluate a proposed Transaction. (d) "Customer" means a qualified customer of Mobius who is an obligor under a Mobius License Agreement. (e) "Default by GECC" means a material breach by GECC of any term or condition of this Agreement beyond any applicable grace or cure period. (f) "Default by Mobius" means a material breach by Mobius of any term or condition of this Agreement or of any License Agreement beyond any applicable grace or cure period. (g) "Event of Cancellation" means
(i) a Material Adverse Change in financial condition, business or operations of Mobius since the date of this Agreement or of a Customer since the date of the related Application, or (ii) the occurrence of an event which causes a representation made by Mobius under this Agreement or by a Customer under a License Agreement or the related Financing Addendum to be false in any material respect when made or, although true when made, not to be true at the time the Software and Services are accepted by such Customer, or (iii) a Default by Mobius, or (iv) notification by such Customer to Mobius or to GECC of its intent to cancel all or any part of such Transaction or to refuse to accept any part of the Software or Services, or (iv) any change in the majority ownership or control of Customer. (h) "Financing Addendum" means the addendum to the License Agreement which obligates the Customer to remit to GECC the Software License Payments under the terms and conditions specified therein. (i) "License Agreement" means a contract between Mobius and a Customer, which evidences the Customer's obligation to pay the Software License Payments. (j) "Material Adverse Change" means a significant negative change of Mobius or GECC from the date of this Agreement or of a Customer from the date of the related Application in its financial condition or its properties, assets, business, operations or business prospects, all as reasonably determined by GECC in the sole exercise of its credit discretion. (k) "Net Book Value" with respect to a License Agreement means: (i) all accrued and unpaid amounts then due under the applicable License Agreement, plus (ii) all remaining amounts which shall become due under the applicable License Agreement, discounted to present value at the applicable Negotiated Discount Rate, plus (iii) any out-of-pocket expenses (including actual attorney's fees and taxes imposed on the Software) incurred by GECC with respect thereto. (l) "Purchase Price" means the present value of the aggregate Software License Payments, discounted at the Negotiated Discount Rate applicable thereto (or any non-Negotiated Discount Rate previously approved by GECC in writing). (m) "Service Fees" means the fees charged by Mobius to a Customer under a License Agreement for the provision of Services and which shall be paid by the Customer directly to Mobius. (n) "Services" means any and all of the software maintenance and support services described in the applicable License Agreement. (o) "Software" means Mobius's proprietary computer programs (including any accompanying documentation, manuals, upgrades, releases, databases, enhancements and instructions), plus any accompanying hardware security devices and third party software and documentation. (p) "Software License" means the license to the Software granted by Mobius to a Customer under a License Agreement. (q) "Software License Payments" means the payments scheduled to be made under a License Agreement pertaining to the Software License, which Customer obligation has been assigned to GECC. (r) "Negotiated Discount Rate" means the rate of interest established by GECC at which GECC discounts the


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Purchase Price to be paid for a Transaction. (s) "Termination Event" means a
Default by GECC, which is not cured within thirty (30) days following receipt of written notice, or a Default by Mobius, which is not cured within thirty (30) days following receipt of written notice, or a Material Adverse Change of GECC or Mobius. (t) "Transaction" means the financing by GECC of a Software License, the Software License Payments under which are evidenced by a License Agreement and Financing Addendum and assigned to GECC.

2. ORIGINATING TRANSACTIONS. GECC and Mobius agree that, provided that no Termination Event has occurred and is continuing, GECC may elect from time to time to enter into Transactions to finance the Software Licenses of Customers. While Mobius agrees to extended payments under its License Agreements, nothing contained herein shall require Mobius to attempt to dissuade those prospective Customers who have elected to purchase the Software License and Service Fees for cash. Mobius shall provide GECC with the right of first refusal to purchase and take assignment of Customer extended payments, provided Mobius has designated the associated License Agreement for assignment.

3. REVIEW. Mobius will cause a prospective Customer to complete and deliver to GECC any information required to complete an Application. Upon receipt, GECC will review the information and either approve or reject the Application at its sole discretion, and will use its best efforts to notify Mobius of its determination and of the Negotiated Discount Rate within five (5) business days of receipt of the Application. Upon notification and Mobius's acceptance of the relevant Negotiated Discount Rate, Mobius will deliver to GECC the Account Documents for any approved Application that is signed by the Customer.

4. CONDITIONS OF APPROVAL. Approvals for all Applications will remain valid for a period of sixty (60) days, unless extended by GECC in its sole discretion. GECC may revoke its approval of an Application and, if so, it shall transfer to Mobius any right, title or interest which it acquired in such Application if (a) GECC does not receive the Account Documents within sixty (60) days after the date GECC notifies Mobius of its approval of such Application; or (b) prior to the payment by GECC of the applicable Purchase Price, GECC determines, in its good faith judgment, that an Event of Cancellation has occurred and is continuing. Upon revocation of its approval of an Application, pursuant to this
Section 4, GECC shall have no further liability to Mobius in connection with the proposed Transaction.

5. FUNDING. Provided that GECC has not revoked its approval of an Application pursuant to Section 4 and that the amount requested to be funded does not exceed the amount approved for such Application, GECC will pay Mobius the Purchase Price of the applicable Transaction within one (1) business day (or such other period as the parties mutually determine) following GECC's receipt of (i) the Account Documents, (ii) any independent Customer verification, acceptance and confirmation of the payment terms within the Account Documents as reasonably required by GECC, (iii) appropriate UCC-1 Financing Statements evidencing the sale to GECC of the Software License Payments, and (iv) appropriate evidence that the individual executing the License Agreement on behalf of the Customer was so empowered by the Licensee. Although both parties shall use their respective best efforts to obtain/secure items (i) through (iv) in a timely manner, GECC alone shall determine, in the sole but reasonable exercise of its credit/legal discretion, whether such items have been deemed satisfied for the purposes of funding.

6. NEGOTIATED DISCOUNT RATE. (a) As provided in Section 3, GECC will provide Mobius with the Negotiated Discount Rate used to calculate the Purchase Price for each Transaction at the time it notifies Mobius of its approval of the relevant Application. (b) Following consultation between the Relationship Managers (as defined in the next Section) or their delegates and upon GECC's written approval, GECC may also approve a Purchase Price, which is calculated at a rate other than the current Negotiated Discount Rate. (c) GECC will honor the Negotiated Discount Rate (and any non- Negotiated Discount Rate previously approved in writing by GECC) for each Application submitted by Mobius which predates the effective date of a new Negotiated Discount Rate, provided that the Account Documents are received by GECC within fifteen (15) days (or any longer period agreed to by GECC) after the date of approval of such Application.

7. GENERAL ADMINISTRATIVE SERVICES; RELATIONSHIP MANAGERS; SERVICING. (a) GECC will provide general administrative services in connection with Transactions, including credit investigation, documentation review, billing and collecting. GECC will work with Mobius's financial organization to structure new Transactions and otherwise support the Program and Mobius's sales efforts. GECC personnel will be available to answer Customer inquiries relating to the Program or Transactions on business days between the hours of 8:30 a.m. and 5:00 p.m., Central Standard Time. GECC will endeavor to resolve (or forward to Mobius for resolution) all Customer complaints related to Transactions within forty-eight
(48) hours of receipt and, failing that, endeavor to keep the affected Customer informed of the progress toward resolution on a regular basis; provided, however, that nothing in this

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Section 7 shall require GECC to resolve or endeavor to resolve any Customer complaints related to Software, Software Licenses or Services, which shall remain the sole responsibility of Mobius. (b) GECC may without notice to Mobius:
(i) amend or restructure any Transaction, defer, renew or extend the time for payment or performance or grant any other indulgence to a Customer, or (ii) make settlements or compromises in connection therewith. GECC's and Mobius's rights and obligations hereunder shall remain unaffected by any such activity. (c) Mobius hereby irrevocably appoints GECC its attorney-in-fact to endorse or sign Mobius's name on all checks received by GECC with regard to Software License Payments. (d) Mobius and GECC will each appoint a Relationship Manager to supervise the Program and to serve as the primary management contact between Mobius and GECC under the Program. The Relationship Managers will be charged with monitoring and managing the relationship between Mobius and GECC, and ensuring compliance with the terms of this Agreement.

GECC hereby agrees to:

      (1) provide each Customer with an invoice of the Software License Payments due under the applicable License Agreement and Financing Addendum within a reasonable time prior to each due date therefor, and to maintain a record of such invoices and all billing activity associated therewith;

      (2) collect all Software License Payments due under the License Agreements and Financing Addenda as and when the same shall become due and payable;

      (3)   send late notices to the Customer;

      (4) notify Mobius of any Customer defaults under any Software License within fifteen (15) days after becoming aware thereof;

      (5)   maintain records of collection efforts;

      (6) maintain and store the License Agreement with adequate safeguards against loss, theft, vandalism and casualty; and

      (7) process requests for extensions, modifications, upgrades, feature additions, payoffs and rewrites.

      (8) continue to act as the interface with Mobius customers whose payment obligations have been assigned to GECC after any further assignment of rights by GECC discussed in Section 13 herein.

      (9) upon request, provide Mobius, as reasonably required by Mobius, with documentation to support GECC's sales/use tax remittances or documented reasons for non-remittances, in connection with any audit by a related taxing body.

      In addition, GECC shall (i) bill and collect from the Customer all taxes which may be due or become due under any Software License with respect to the Software, and (ii) unless the Customer is the party obligated to do so under such Software License, file all related returns, statements and other documentation with the appropriate taxing bodies. Mobius shall indemnify and hold harmless GECC, on or after the date of any assignment made hereunder, for any fines and/or penalties incurred solely as a result of any error by Mobius in its tax treatment of any Software License prior to assignment thereof to GECC, as determined by a related taxing body.

Mobius hereby agrees to

      (1) provide Customer with an invoice of the Service Fees due under the License Agreements within a reasonable time prior to each due date therefor, maintain a record of such invoices and all billing activity associated therewith, and collect all such payments as and when the same shall become due and payable; and

      (2) notify GECC of any Customer defaults under any Software License within fifteen (15) days after becoming aware thereof.

      In addition, Mobius shall (i) bill and collect from the Customer all taxes which may be due or become due under any Software License with respect to the Service Fees, and (ii) unless the Customer is the party obligated to do so under such Software License, file all related returns, statements and other documentation with the appropriate taxing bodies.

8. REPRESENTATIONS AND WARRANTIES OF MOBIUS. Mobius hereby represents, warrants and covenants to GECC, its successors and assigns, as of the date hereof, of the related Application and throughout the term of any Transaction, that:


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(a) Mobius is a duly organized and validly existing corporation and has full power to enter into this Assignment and to carry out the transactions contemplated hereby. (b) The execution and delivery of this Assignment and the performance by Mobius of the transaction contemplated hereby have been duly authorized by all necessary corporate action. (c) This Assignment constitutes a legal, valid and binding obligation of Mobius enforceable in accordance with its terms. (d) Neither the execution of this Assignment nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which Mobius is or may be subject, or (ii) a material default with respect to any material indenture, loan agreement or other agreement to which Mobius is bound. (e) Mobius possesses and will maintain throughout the term of the Account Documents adequate licenses and permits to grant the Software Licenses described in the Account Documents. (f) Each Software License and each applicable Account Document constitutes the genuine, legal, valid, and binding obligation of Mobius, enforceable in accordance with its terms, and Mobius will not amend any portion of a Software License or an Account Document in any manner which could adversely affect GECC's ability to receive Software License Payments due thereunder, without GECC's prior written consent. (g) To Mobius's knowledge, each applicable Account Document constitutes the genuine, legal, valid, and binding obligation of the applicable Customer, enforceable in accordance with its terms. (h) To Mobius's knowledge, in all documents where Mobius is responsible for obtaining the Customer's signature, the signature of the named Customer is genuine, the individual signing on behalf of the Customer holds the office set forth below his signature, and Mobius shall turn over to GECC valid written evidence of authority on behalf of the individual executing each applicable Account Document, to the extent that same has been provided by Customer to Mobius. (i) There are and will be no agreements between Mobius or its agents and any Customer in connection with the Account Documents, except as contained in (i) the applicable Software License Agreement and/or (ii) any agreement relating to services and/or consulting which is not financed by GECC, the breach or default of which by either Mobius or its agents will not adversely impact the Customer's obligations to GECC under the applicable Account Documents, and no express or implied warranties have been or will be made by Mobius or its agents to any Customer, except as contained therein. (j) Mobius will immediately remit to GECC any Software License Payments which it may receive from a Customer in connection with the Account Documents. (k) Mobius either owns or has the right to license the Software; the Software does not infringe or violate any patent, copyright, trade secret or other intellectual property right of any other person, partnership or entity; prior to assignment to GECC, Mobius has not previously assigned the Software License or Software License Payments to any other person, partnership or entity, and upon assignment thereof and upon the filing of a UCC-1 financing statement in the appropriate filing offices, GECC's ownership interest in the Software License Payments and security interest in and to the Software License shall have priority over all other interests (including liens and security interests) thereto to the extent that a security interest in the Software License Payments can be perfected by such filing and GECC has filed such financing statement, except solely to the extent priority liens/interests may exist in the Software License and Software License Payments arising by operation of law for taxes, assessments or government charges not yet due. (l) The Software has been delivered to and accepted by the named Customer, in accordance with the standard terms and conditions outlined in the applicable Account Documents. Mobius will license, service and maintain the Software and otherwise perform its obligations in compliance with the terms of the applicable Account Documents. Mobius has no obligations remaining unperformed under the Software License Agreement which in any way would create a defense to payment thereunder on the part of the Customer. (m) Subject to the provisions of Section 7 hereunder, all sales, use, or property taxes applicable to the value, sale or use of the Software assessed or imposed prior to the time GECC pays the applicable Purchase Price, will have been paid or will be timely remitted by Mobius to the appropriate taxing authority and Mobius will on request provide GECC with proof of such payment as promptly as possible. (n) There are no suits or proceedings pending or, to the knowledge of Mobius, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting Mobius, which could reasonably be expected to materially impair Mobius's ability to perform its obligations hereunder or in connection with any Account Documents. (o) In the event that Mobius is no longer publicly held, it will promptly deliver to GECC such information concerning Mobius's financial or other condition as GECC may reasonably request, and will deliver to GECC within one hundred twenty (120) days of the close of each fiscal year, its balance sheet and profit and loss statement (including the consolidated taxpayer group of which it is a part), certified by a recognized firm of public accountants, and, within ninety (90) days of the close of each fiscal quarter, its quarterly financial report, certified by its Chief Financial Officer.

As used in this Section 8, "knowledge" shall mean the actual knowledge of any Mobius employees having continuing responsibility for the administration of the Account Documents and communicated to the Mobius Relationship Manager.

9. REPRESENTATIONS AND WARRANTIES OF GECC. GECC hereby represents, warrants and covenants to Mobius, its successors and assigns, as of the date hereof, of the related Application and throughout the term of any

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Transaction, that: (a) GECC is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby. (b) The execution and delivery of this Agreement and the performance by GECC of the transactions contemplated hereby have been duly authorized by all necessary corporate action. (c) This Agreement constitutes a legal, valid and binding obligation of GECC enforceable in accordance with its terms. (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which GECC is or may be subject, or (ii) a material default with respect to any indenture, loan agreement or other agreement to which GECC is bound. (e) All documents relating to a Transaction to which GECC is a party or by which it is bound will be genuine, legal, valid and binding obligations of GECC, enforceable in accordance with their terms. (f) GECC will honor any agreements made by GECC with any Customer in connection with any Transaction. (g) There are no suits or proceedings pending or, to the knowledge of GECC, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting GECC, which could materially impair GECC's ability to perform its obligations hereunder or in connection with any Transaction. (h) GECC will immediately remit to Mobius any payments which it may receive from a Customer that pertain to Service Fees.

10.    LICENSE AGREEMENT DEFAULTS.

Upon the occurrence of an event of a default or breach by a Customer under the Account Documents past any applicable cure and/or grace period, Mobius acknowledges that all rights of such Customer under the applicable Account Documents shall be automatically transferred to GECC, and Mobius shall, upon the prior written consent and instruction of GECC, immediately terminate the Software License granted to such Customer and/or cease to perform any Services on behalf of such Customer which have not yet been performed under the applicable Account Documents. In this context, "Services" shall mean any and all of the software maintenance services described in the applicable License Agreement. Mobius shall hold GECC harmless for any claims, suits, actions or proceedings against GECC as a result of Mobius's failure to obtain such prior consent. Mobius acknowledges that GECC shall be free to pursue such Customer for amounts owed by such Customer to GECC under the applicable Account Documents which relate to the Software License financed by GECC. Mobius shall cooperate with any reasonable requests from GECC, which enable GECC to enforce its rights against such Customer pursuant to this paragraph. Mobius shall not re-license software products to a Customer with an uncured event of default or breach for a period of two (2) years from such default or breach.

11.   INDEMNIFICATION.

If (i) Mobius breaches any representation, warranty or covenant herein in any material respect; (ii) Mobius fails to perform its obligations in and under the Transaction in any material respect; (iii) any Customer fails to make payments due to GECC under the Transaction as a result of Mobius's failure to perform its obligations in any material respect under the License Agreement or Financing Addendum (including a breach in any material respect of any agreement or warranty therein); (iv) any representation or warranty made herein or any of the documents related hereto by Mobius is false or misleading in any material respect; (v) any applicable Account Document shall prove not to be genuine, legal, valid or binding as against the Customer; (vi) the signature of the named Customer shall prove to not be genuine, or the individual executing any applicable Account Document did not have the requisite authority to bind the Customer; then GECC may require that Mobius repurchase the affected Transaction for a cash amount equal to the then Net Book Value thereof, and upon demand from GECC, Mobius will promptly do so. The warranty in the preceding sentence is exclusive and in lieu of any other warranty whether express, implied or statutory.

Mobius shall indemnify and hold harmless GECC, its officers, directors, employees and agents, from any losses, claims, liabilities, demands and expenses, including without limitation reasonable attorneys' fees, arising out of any third party claim based on (i) any breach by Mobius of its representations, warranties or obligations hereunder or under any License Agreement financed by GECC, (ii) any failure to perform any covenant, agreement or obligation to be performed by or on behalf of Mobius hereunder or under any License Agreement financed by GECC, or (iii) any misrepresentation by any employee or agent of Mobius to any Customer as to the commitment of GECC to enter into any Transaction. GECC shall indemnify and hold harmless Mobius, its officers, directors, employees and agents, from any losses, claims, liabilities, demands and expenses, including without limitation reasonable attorneys' fees, arising out of any third party claim arising from a proven or mutually acknowledged breach by GECC of the representations, warranties or covenants made by GECC under this Agreement. All indemnities and obligations under this Section shall survive the expiration or termination of this Agreement and the expiration or termination of any Transaction until the expiration of the statute of limitations applicable to the matter for which indemnity is sought, and shall be payable promptly upon presentation of an invoice from the indemnified party therefor. However, neither party will be liable under this section to the extent that any

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loss, claim, liability, demand or expense is found in final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of the other party. NO PARTY SHALL BE LIABLE FOR ANY PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER OR FOR LOST PROFITS, FOR ANY REASON WHATSOEVER, IN CONNECTION WITH THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, PURSUANT TO THIS SECTION). Mobius's total cumulative liability arising out of or relating to this Agreement, whether in an action in contract or tort or otherwise, shall in no event exceed the amount of money being financed by GECC in the applicable Account Documents under which any such claim or liability arises, less amounts actually received by GECC from or on behalf of the applicable Customer with respect thereto.

12. TERM AND TERMINATION. This Agreement shall be effective upon execution by GECC and Mobius and shall continue from such effective date until terminated by either party pursuant to the provisions hereof. This Agreement may be terminated by either party for any reason upon ninety (90) days' prior written notice. Either party may terminate this Agreement immediately upon written notice to the other party if a Termination Event shall have occurred and be continuing. Upon termination of this Agreement, the obligations of the parties with respect to Transactions not funded by GECC shall cease, but all obligations with respect to Transactions which have been funded by GECC shall survive. If this Agreement is terminated following the occurrence of a Termination Event, the terminating party shall have the right to seek any and all additional remedies as may be available in law or in equity, except where an exclusive remedy is expressly set forth.

13. ASSIGNMENT OF RIGHTS. Mobius may assign its rights to receive payment hereunder to any other party, without GECC's prior written consent. GECC may, without prior written consent, assign any of its rights hereunder or under any Transaction to any party, and may in connection therewith securitize or syndicate its rights under such License Agreement and Financing Addendum. Except as provided herein, the rights and obligations of GECC and Mobius under this Agreement may not be assigned without the prior written consent of the other party. Any attempted assignment in conflict with this Section shall be considered void and of no effect.

14. CONFIDENTIALITY. From time to time GECC or Mobius may provide non-public business, financial or other information to the other party including, but not limited to, Account Documents, License Agreements and information regarding Mobius's customers, in connection with this Agreement. GECC and Mobius will take reasonable steps to preserve the confidential nature of such information and to prevent its disclosure to third parties. Such information shall not be considered confidential if (i) it is already in the public domain, or (ii) it is obtained from an independent source who is not legally bound to refrain from such disclosure, or (iii) it is independently developed by the receiving party. GECC and Mobius will fulfill their obligations hereunder if they exercise the same degree of care to preserve and safeguard such confidential information as they use to preserve and safeguard their own confidential information, but in any event either party shall exercise at least a reasonable degree of care with respect to such confidential information. GECC and Mobius may disclose confidential information to their respective affiliates, and confidential information relating to a specific Transaction and the related License Agreement may be disclosed by GECC to its representatives and agents, in the event that such Transaction is referred for collection, and to any purchaser or administrator, in the event that such License Agreement is syndicated or securitized, provided that the receiving party agrees to be bound by the terms hereof. Nothing herein shall be deemed to prohibit disclosure of confidential information that is required by law, so long as the disclosing party, so far as practicable, consults with the other party prior to such disclosure and takes such steps as the other party may reasonably request to mitigate the effect of such disclosure. The obligations of confidentiality set forth in this Section 12 shall remain in effect for two years from date of disclosure.

15. MISCELLANEOUS. (a) GECC and Mobius acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. (b) This Agreement constitutes the entire agreement between Mobius and GECC concerning the subject matter hereof. (c) Mobius waives any failure or delay by GECC in enforcing any right hereunder or under any Transaction or against the Software or Software License. Mobius shall not make any collections or repossessions on any Transaction (other than for maintenance or upon the expiration of the term of the applicable Software License Agreement) except with GECC's prior written consent. This Agreement incorporates all terms and conditions relating to purchase of Transactions by GECC and may not be modified except by written agreement duly executed by each of the parties hereto. Mobius waives notice of acceptance hereof, presentment, protest and demand, and notice of protest, demand, and dishonor on the Transactions. The remedies hereunder are cumulative, and any and all thereof may be exercised in lieu of or in addition to each other, any remedies at law or in equity, unless otherwise expressly set forth herein. (d) Notices to Mobius or GECC under this Agreement shall be deemed to have been

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given if sent by recognized overnight delivery or certified mail, return receipt requested. (e) The parties agree that this Agreement shall be governed by and construed in accordance with the laws (including, but not limited to, Section 5-1401 of the New York General Obligations Law) of the State of New York (f) If at any time any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law but such provision shall not impair the enforceability of any other provision of this Agreement. (g) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. (h) In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Software, Software Licenses or Services, the terms and conditions of this Agreement shall control.
(i) THE PARTIES WAIVE, THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY
IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.



MOBIUS MANAGEMENT SYSTEMS, INC.           GENERAL ELECTRIC CAPITAL CORPORATION



By:         /s/ Raymond F. Kunzmann       By: /s/ Matt Zakrzewski
            -----------------------           -------------------

Print Name: Raymond F. Kunzmann           Print Name: Matt Zakrzewski
            -------------------                       ---------------

Title:      Senior VP of Finance & CFO    Title: Attorney-in-Fact
            --------------------------           ----------------

                                                                       Exhibit A


                               FINANCING ADDENDUM

To Exhibit _____dated_____________ to License Agreement with___________________
dated_____________, as amended from time to time ("License").

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Licensee Name:                        Mobius Management Systems, Inc. ("Mobius")
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Address:                              120 Old Post Road
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                                      Rye, NY 10580
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Tel:                                  Tel:  914-921-7200
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Fax:                                  Fax: 914-921-1360
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In connection with the potential assignment by Mobius of certain of its rights, but none of its obligations, under the License, to General Electric Capital Corporation ("Assignee") for financing purposes, Mobius and Licensee wish to clarify and amend certain terms and conditions contained in the License. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Licensee agrees that Mobius may assign to Assignee its rights to all or a portion of software license fees due and to become due under the License. The portion of such fees that may be assigned to Assignee are set forth in the Payment Schedule on page 2 of this Financing Addendum ("Payment Amounts"). Licensee agrees that, notwithstanding any other provision of the License, the Payment Amounts specified hereunder have been fully earned by Mobius and Assignee upon acceptance of the software. Licensee shall, in accordance with the terms of this Financing Addendum ("Agreement") and on instructions from Mobius, pay to Assignee such Payment Amounts due and to become due without deduction, offset, counterclaim or defense as against Assignee, notwithstanding any other term to the contrary in the License or any other agreement between Mobius and Licensee, including, but not limited to, any cancellation or early termination provisions, for convenience or otherwise, and regardless of whether or not (i) the software performs or does not perform in accordance with the License (ii) Mobius or Licensee has breached any of its warranties or other covenants under the License, (iii) the rights granted pursuant to the License and/or any maintenance or support provided thereunder have been revoked or otherwise terminated for any reason or (iv) the License has expired or been terminated for any reason. Licensee further agrees, in the event of any such assignment, (i) that such Payment Amounts are absolute, unconditional and non-cancelable with respect to Assignee, (ii) that Assignee shall not be chargeable with or assume any of the obligations or liabilities of Mobius, (iii) to make and/or settle directly with Mobius all warranty, service, or other claims with respect to the software and/or related services provided by Mobius pursuant to the License, and (iv) that all unassigned obligations/payments with respect to the License, including but not limited to maintenance and/or support payments due thereunder, shall remain unchanged and in full force and effect. Mobius agrees that assignment of Payment Amounts does not affect any of Mobius's obligations under the License, including any obligations it may have to provide services.

2. For any payment due which is not received within thirty (30) days of its due date, Licensee affirms its obligations to pay such late and other charges as may be set forth in the License as reasonable compensation for Assignee's costs in processing delinquent accounts, but only to the extent permitted by law. Payments received shall first be applied to such late charges, if any, and then to the Payment Amounts due. In no event shall this Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. All Payment Amounts shall be inclusive of any sales, use, value added, property, or excise taxes, any duties or any assessment in the nature thereof, all of which shall be paid solely by the Licensee, unless a valid certificate of exemption or similar document is provided to Mobius. In the event of a failure of the Licensee to make any payment to Mobius or Assignee, which failure continues for thirty
    (30) days after the due date for such payment, which failure shall be deemed a material breach under the License; in addition to any other rights and remedies available to Mobius or Assignee,
    (i) all Payment Amounts due or to become due shall become immediately due and payable; (ii) Licensee agrees that Assignee may require Mobius to immediately terminate the License and permanently suspend the provision of all services to Licensee contemplated by such License; (iii) Licensee agrees to immediately cease using the software covered by the License, to deinstall and delete all copies of such software from any computer systems owned or controlled by Licensee or used for Licensee's benefit, and to provide a certificate signed by a Licensee officer who is responsible for Licensee's information systems attesting to such cessation of use and maintenance, deinstallation and deletion of Licensed Software; (iv) Mobius or Assignee may recover reasonable attorney's fees and legal expenses in exercising any of its rights and remedies upon such default. Neither Mobius nor Assignee shall have any liability to Licensee arising out of any acts of termination, revocation, and/or suspension arising pursuant to this Financing Addendum. This immediately preceding provision shall survive termination of this Financing Addendum or the License. Mobius or such Assignee will notify Licensee of any failure to receive Payment Amounts when due, but Licensee's failure to receive notice will not excuse a default or limit the remedies available to Mobius or Assignee as described herein.

3. Any transfer or assignment of Licensee's obligations under this Financing Addendum shall require Assignee's prior written consent. A transfer shall include a change in majority ownership or control of Licensee.

4. In the event of any conflict between the License (including, but not limited to, any cancellation or early termination provisions, for convenience or otherwise) and this Agreement, Licensee agrees that this Agreement (including the Payment Schedule below) shall control with respect to what is owed to Assignee.

5. By its signature below, Licensee expressly affirms that the software covered by the License has been duly accepted by Licensee.

Licensee:________________________________Mobius Management Systems, Inc.

By:______________________________________By:____________________________________

Print Name:______________________________Print Name:____________________________

Title:___________________________________Title:_________________________________

Date:____________________________________Date:__________________________________

                                Payment Schedule

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                   Payment Due Date                         Payment Amount
--------------------------------------------------------------------------------
                                                       $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                Total License Payments                 $
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

                                                                       Exhibit B


                                   ASSIGNMENT
                                   ----------

Dated:      [DATE]

Customer:   [CUSTOMER NAME]

Aggregate Amount of Additional Remaining Payments: $_______as of the date stated above (the "Remaining Balance")

Discounted Value:  $______________ as of the date stated above.

Discounted Rate:     %    .
                 ---------

Instruments And Documents ("Account Documents"): [NAME OF LICENSE AGREEMENT] with an effective date of [EFFECTIVE DATE].

Pursuant to that certain Vendor Program Agreement dated as of July 21, 2004 ("Program Agreement") by and between Mobius Management Systems, Inc., a Delaware corporation ("Assignor"), and General Electric Capital Corporation, a Delaware corporation ("Assignee"), which Program Agreement is expressly incorporated herein by reference, FOR VALUE RECEIVED, Assignor hereby sells, grants, assigns and transfers to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Software License Payments as defined in the Program Agreement, together with a first priority security interest securing the obligations of Mobius under the Program Agreement in and to the non-exclusive license to use the products and services described in the Account Documents as and to the extent and on the terms and conditions set forth therein (the "Account Property"). Assignor authorizes Assignee to collect all Software License Payments and to take any action thereunder which Assignor might otherwise take to collect the same. Notwithstanding the foregoing, the parties hereto agree and acknowledge that such assignment in and to the Software License Payments shall constitute an assignment of rights and remedies, but shall not constitute a delegation by the Assignor of any of its duties or obligations under the Software License Payments.

To induce Assignee to purchase the Software License Payments, Assignor reaffirms the representations, warranties and covenants contained in the Program Agreement, which representations, warranties and covenants are expressly incorporated herein.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer as of the date first set forth above.


Mobius Management Systems, Inc.



By: ___________________________________

Print Name: ____________________________

Its: ___________________________________